Exhibit 5.1

AstraZeneca PLC 1 Francis Crick Avenue Cambridge Biomedical Campus Cambridge CB2 0AA United Kingdom	London Freshfields Bruckhaus Deringer LLP 100 Bishopsgate London EC2P 2SR T +44 20 7936 4000 (Switchboard) E freshfields.com www.freshfields.com Our Ref 106322-0155

9 April 2021

Dear Sir/Madam

Issuance of ordinary shares in connection with the acquisition of Alexion

Pharmaceuticals, Inc. (Alexion) by AstraZeneca PLC (the Company)

Introduction

1.                                      We are acting as English legal advisers to the Company, a public limited liability company incorporated under the laws of England and Wales, with its registered office at 1 Francis Crick Avenue, Cambridge Biomedical Campus, Cambridge, CB2 0AA, United Kingdom, in connection with the mergers of Delta Omega Sub Holdings Inc. 1 and Delta Omega Sub Holdings LLC 2 (indirect, wholly owned subsidiaries of the Company) with and into Alexion (the Proposed Acquisition) pursuant to the terms of the merger agreement between the Company, Alexion and Delta Omega Sub Holdings Inc. 1 and Delta Omega Sub Holdings LLC 2 (the Merger Agreement), and in connection with the registration statement on Form F-4 (as amended through the date hereof, the Registration Statement) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the Securities Act).

2.                                      The Registration Statement is being made in relation to the proposed issuance by the Company of up to 235,149,198 ordinary shares with a nominal value of US$0.25 per share of the Company (the New Shares), pursuant to the Merger Agreement, with such New Shares to be issued to Alexion shareholders (the Issuance).

Documents Reviewed

3.                                      In connection with the Issuance, we have examined the documents listed in Schedule 3 to this opinion (the Documents). Unless explicitly stated in this opinion, we have not examined any other agreement, deed or document entered into by or affecting the Company or any other corporate records of the Company and have not made any other inquiry concerning it. Terms defined in the Schedules have the same meaning where used in this opinion (including, for the avoidance of doubt, the Schedules).

Nature of Opinion and Observations

4.                                                                                      (a)                                 This opinion is confined to matters of English law (including case law) as at the date of this opinion. We express no opinion with regard to any system of law other than the laws of England as currently applied by the English courts. A reference in this opinion to a statutory provision is to it as amended.

(b)                                 By giving this opinion, we do not assume any obligation to notify you of future changes in law which may affect the opinions expressed in this opinion, or otherwise to update this opinion in any respect.

(c)                                  We should also like to make the following observations:

(i)                                     Factual Statements: we have not been responsible for verifying whether statements of fact (including foreign law), opinion or intention in any documents referred to in this opinion or in any related documents are accurate, complete or reasonable;

(ii)                                  Engagement Letter: we have carried out our legal work relating to the Issuance (including the provision of this opinion) on the basis of our engagement letter entered into with you; and

(iii)                               Tax: we express no opinion in respect of the tax treatment of, or of the transactions contemplated by, the Issuance.

Opinion

5.                                      On the basis stated in paragraph 4, and subject to the assumptions in Schedule 1, the qualifications in Schedule 2 and any matters not disclosed to us, we are of the opinion that the issue of the New Shares by the Company in connection with the Proposed Acquisition has been duly and validly authorised and, when issued pursuant to the terms of the Merger Agreement, the New Shares will be duly and validly issued and fully paid and no further amounts will be payable to the Company in respect thereof.

Benefit of Opinion

6.                                      This opinion is addressed to you solely for your own benefit in relation to the Registration Statement and, except with our prior written consent, is not to be transmitted or disclosed to or used or relied upon by any other person or used or relied upon by you for any other purpose, except that we consent to the filing of this opinion as an exhibit to the Registration Statement. Having requested production of this opinion and in order to rely on its contents, you agree to be bound by its terms.

Consent

7.                                      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Freshfields Bruckhaus Deringer LLP under the heading “Legal Matters” in the Registration Statement and in the related proxy statement/prospectus contained therein. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC promulgated thereunder.

Governing Law

8.                                      This opinion and any non-contractual obligations arising out of or in relation to this opinion are governed by English law.

Yours faithfully

/s/ Freshfields Bruckhaus Deringer LLP

Schedule 1
Assumptions

In considering the documents listed in Schedule 3 and in rendering this opinion, we have (with your consent and without any further enquiry) assumed:

(a)                                 Authenticity: (A) the genuineness of all signatures, (B) that a signatory has personally signed each Document either (i) by hand (a wet ink signatory); or (ii) by adding an image or their signature to an electronic version of the Document; or (iii) by adding their signature to an electronic version of the Document on a web-based electronic signing platform (e-platform) contemplated by the parties and their legal advisors; or (iv) by using a mouse, finger, stylus or similar to sign their name in an electronic version of the Document on a touchscreen device such as an iPad (each signature referred to in (ii) to (iv) an e-signature, and each signatory referred to in (ii) to (iv) an e-signatory), and (C) the genuineness of all stamps and seals on, and the authenticity, accuracy and completeness of, all documents submitted to us (whether as originals or copies);

(b)                                 Copies: the conformity to originals of all Documents supplied to us as photocopies, portable document format (PDF) copies, facsimile copies or e-mail versions;

(c)                                  Virtual signings: that the parties to the Documents have complied with the procedures for counterpart signature and delivery of the Documents and that such parties have validly authorised the attachment of their respective signature pages to the final text of the Documents;

(d)                                 Confirmation by legal adviser: in any case where the legal adviser of a party to the Documents has attached and released the signature page of such party’s counterpart of a Document, that such legal adviser had all necessary authority from such party to do so;

(e)                                  Drafts: that, where a document has been examined by us in draft, in agreed form or in specimen form, it will be or has been executed in the form of that draft, agreed form or specimen form;

(f)                                   Corporate authority: in relation to the company:

(i)                                     that the Memorandum and Articles of Association, the Certificate of Incorporation and the Certificates of Incorporation on Change of Name dated 13 July 1992, 25 September 1992, 16 February 1993 and 5 April 1999 of the Company in the form referred to in Schedule 3 are in force at the date hereof and will continue to be in force in the form referred to in Schedule 3 at the time of the Issuance;

(ii)                                  that the general meeting of the Company on 29 April 2020 was duly convened, a quorum of shareholders was present and the resolution in the form referred to in Schedule 3 authorising the directors of the Company for the purposes of section 551 of the Companies Act 2006 to exercise all powers of the Company to allot ordinary shares up to an aggregate nominal value of US$109,339,588 was duly passed at the meeting and has not and at the time of the Issuance will not have been amended, revoked or rescinded and will be in full force and effect, and that all filings required to be filed with the Registrar of Companies in connection with such meeting were filed with the Registrar of Companies within the relevant statutory time limits;

(iii)                               that the meeting of a committee of the board of directors of the Company to be held, inter alia, to resolve to allot and issue the New Shares will be properly constituted and convened, that all relevant policies and procedures of the Company in connection therewith will be complied with, that a quorum of properly appointed directors of the Company (holding the necessary offices and meeting the other requirements for the purposes of forming a quorum) will be present throughout and that the resolutions in which the directors will resolve to issue and allot the New Shares and which will authorise them to take all other actions necessary in relation to the Issuance will be properly passed at such meeting, that all provisions contained in the Companies Act 2006 and the Articles of Association of the Company relating to the disclosure of directors’ interests and the power of interested directors to vote were duly observed, and that at the time of the Issuance such resolutions will not have been amended, revoked or rescinded and will be in full force and effect;

(g)                                       Directors’ Duties: that the directors of the Company, in authorising execution of the Documents and the allotment and issue of the New Shares, have exercised their powers in accordance with their duties under all applicable laws and the Memorandum and Articles of Association of the Company;

(h)                                      Other Parties - Corporate Capacity/Approval: that each of the parties to the Documents (other than the Company) has the necessary capacity and corporate power to execute, deliver and perform the Documents, and that the Documents have each been duly authorised, executed and delivered by each of the parties thereto in accordance with all applicable laws (other than, in the case of the Company, the laws of England);

(i)                                          Validity under Other Laws: that the Documents constitute legal, valid, binding and enforceable obligations of each of the parties thereto under all applicable laws (other than, in the case of the Company, the laws of England) and that insofar as the laws or regulations of any jurisdiction other than England and Wales may be relevant to: (i) the obligations or rights of any of the parties under the Documents; or (ii) any of the transactions contemplated by the Documents, such laws and regulations do not prohibit, and are not inconsistent with, the entering into and performance of any of such obligations, rights or transactions;

(j)                                         No Escrow: that the Documents have been delivered by the parties and are not subject to any escrow or other similar arrangement;

(k)                                      No Amendments: that the Documents have not been amended, terminated, rescinded or varied, that there has been no breach of any of its provisions by any of the parties thereto which would affect the opinions expressed in this opinion, and that the Documents are not affected in any way by any relevant provisions of any other document or agreement (other than any other of the documents listed in Schedule 3) or any course of dealings between the parties thereto;

(l)                                          Unknown Facts: that there are no facts or circumstances (and no documents, agreements, instruments or correspondence) which are not apparent from the face of the documents listed in Schedule 3 or which have not been disclosed to us that may affect the validity or enforceability of the Documents or any obligation therein or otherwise affect the opinions expressed in this opinion;

(m)                                  Arm’s Length Terms: that the Documents have been entered into for bona fide commercial reasons and on arm’s length terms by each of the parties thereto;

(n)                                      Company Search: that the information revealed by our search (carried out by us or by Legalinx Limited trading as GlobalX on our behalf on 8 April 2021) of the public documents of the Company kept at Companies House in Cardiff (the Company Search): (i) was accurate in all respects and has not since the time of such searches been altered; and (ii) was complete and included all relevant information which had been properly submitted to the Registrar of Companies;

(o)                                      Winding-up Enquiry: that the information revealed by our search (carried out by us or by Legalinx Limited trading as GlobalX on our behalf) on 8 April 2021 of the Central Registry of Winding-up Petitions (the Winding-up Enquiry) was accurate in all respects and has not since the time of such enquiry been altered;

(p)                                      Bad Faith, Fraud, Duress: the absence of bad faith, fraud, coercion, duress or undue influence on the part of any of the parties to the Documents and their respective directors, employees, agents and advisers (excepting ourselves); and

(q)                                      Filings: that all statutory notifications under the Companies Act 2006 in relation to the New Shares, when issued, have been duly or will be made and valid entries will be made in the books and registers of the Company reflecting the Issuance.

Schedule 2
Qualifications

Our opinion is subject to the following qualifications:

(a)                                 Company Search: the Company Search is not capable of revealing conclusively whether or not:

(i)                                     a winding-up order has been made or a resolution passed for the winding up of a company;

(ii)                                  an administration order has been made;

(iii)                               a receiver, administrative receiver, administrator or liquidator has been appointed; or

(iv)                              a court order has been made under the Cross Border Insolvency Regulations 2006;

since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the public microfiche of the relevant company immediately.

In addition, the Company Search is not capable of revealing, prior to the making of the relevant order or the appointment of an administrator otherwise taking effect, whether or not a winding-up petition or an application for an administration order has been presented or notice of intention to appoint an administrator under paragraphs 14 or 22 of Schedule B1 to the Insolvency Act 1986 has been filed with the court;

(a)                                 Winding-up Enquiry: the Winding-up Enquiry relates only to the presentation of: (i) a petition for the making of a winding-up order or the making of a winding-up order by the Court; (ii) an application to the High Court of Justice in London for the making of an administration order and the making by such court of an administration order; (iii) a notice of intention to appoint an administrator or a notice of appointment of an administrator filed at the High Court of Justice in London; and (iv) a notice of a moratorium under Part A1 of the Insolvency Act 1986. It is not capable of revealing conclusively whether or not such a winding-up petition, application for an administration order, notice of intention or notice of appointment or notice of a moratorium has been presented or winding-up or administration order granted, because:

(i)                                     details of a winding-up petition or application for an administration order may not have been entered on the records of the Central Registry of Winding-up Petitions immediately;

(ii)                                  in the case of an application for the making of an administration order and such order and the presentation of a notice of intention to appoint or notice of appointment and a notice of moratorium, if such application is made to, order made by or notice filed with, a Court other than the High Court of Justice in London, no record of such application, order or notice will be kept by the Central Registry of Winding-up Petitions;

(iii)                               a winding-up order or administration order may be made before the relevant petition or application has been entered on the records of the Central Registry of Winding-up Petitions, and the making of such order may not have been entered on the records immediately;

(iv)                              details of a notice of intention to appoint an administrator or a notice of appointment of an administrator under paragraphs 14 and 22 of Schedule B1 of the Insolvency Act 1986 and details of a notice of moratorium under Part A1 of the Insolvency Act 1986 may not be entered on the records immediately (or, in the case of a notice of intention to appoint, at all); and

(v)                                 with regard to winding-up petitions, the Central Registry of Winding-up Petitions may not have records of winding-up petitions issued prior to1994; and

(b)                                 Insolvency: this opinion is subject to all applicable laws relating to insolvency, bankruptcy, administration, moratorium, reorganisation, liquidation or analogous circumstances and other similar laws of general application relating to or affecting generally the enforcement of creditors’ rights and remedies from time to time;

Schedule 3

Documents Reviewed

(a)                                 a copy of the Registration Statement;

(b)                                 a copy of the Merger Agreement;

(c)                                  copies of the Company’s Certificate of Incorporation dated 17 June 1992 and the Certificates of Incorporation on Change of Name dated 13 July 1992, 25 September 1992, 16 February 1993 and 5 April 1999, certified to be true and correct copies;

(d)                                 copies of the Memorandum and Articles of Association of the Company in force as at 8 April 2021, certified to be true and correct copies; and

(e)                                  a copy of the resolutions passed by general meeting of the Company at an annual general meeting of the Company on 29 April 2020 and the related notice of annual general meeting dated 12 March 2020, certified to be true and correct copies.